Exhibit 99.1

Surface Oncology to Participate in H.C. Wainwright Bioconnect 2021 Conference

CAMBRIDGE, Mass., January 11, 2021: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that Jeff Goater, chief executive officer, will participate in the upcoming H.C. Wainwright Bioconnect 2021 Conference, which will take place January 11–14.

The discussion will focus on Surface Oncology's lead programs, SRF617 (targeting CD39) and SRF388 (targeting IL-27), as well as Surface’s emerging pre-clinical program, SRF114 (targeting CCR8). The discussion will be available on demand to conference attendees for the duration of the event beginning at 6:00 a.m. ET on Monday, January 11.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (SRF813; preclinical). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Contacts:

Investors
Matt Lane
matt@gilmartinir.com
617-901-7698

Media
Matthew Corcoran
mcorcoran@tenbridgecommunications.com
617-866-7350